SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant ☒

Filed by Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

JOHN HANCOCK TAX-ADVANTAGED GLOBAL SHAREHOLDER YIELD FUND

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
	☐	Fee paid previously with preliminary materials.
	☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Form of Script for Telephone Solicitation

John Hancock Tax-Advantaged Dividend Income Fund

John Hancock Tax-Advantaged Global Shareholder Yield Fund

3/22/13

855-742-8269

Inbound Greeting:

“Thank you for calling the Broadridge Proxy Services Center for the John Hancock Tax-Advantaged Funds. My name is <Agent Name> and this call is being recorded for quality assurance. How may I assist you today?”

Outbound Greeting:

“Good (morning, afternoon, evening) my name is (Full Name) and I’m calling on behalf of your current investment with John Hancock Tax-Advantaged Funds.

May I please speak with Mr./Ms. (Full Name)?

Good Day Mr. /Ms. (Shareholder’s last name), I am calling on a recorded line to confirm you have received the proxy materials sent to you for the Special Meeting of Shareholders scheduled for March 22, 2013.

Have you received the information?” (If yes, proceed to voting section. If no, proceed to “requesting material to be re-mailed” section. If unsure, describe package contents and offer to review proposal information.)

Voting:

“If you are not able to attend the meeting, I can record your voting instructions by phone; Your Board of Trustees recommends that you vote “FOR” the proposal. Would you like to vote along with the recommendation of the Board?

Are you authorized to vote on all shares in all accounts?

Thank you, I am recording your (for, against, abstain) vote. For confirmation purposes, please state your full name?

And according to our records, you currently reside in (read city, state, and Zip Code)?

To ensure we have the correct street address for the confirmation, please state your street address?

Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at the toll free number listed on the confirmation.

Mr./Ms. (Shareholder’s Last Name), your vote is important and your time is appreciated. Thank you and have a good (day, evening, night).”

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If Unsure of voting: “Would you like me to review the proposal with you?“ (After review, ask them if they would like to vote now over the phone). “Your Board of Trustees recommends that you vote “FOR” the proposal.”

If Not Received/Requesting material to be re-mailed:

Only send materials upon shareholder request.

“Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at 1-855-742-8269.”

If Not Interested:

“I am sorry for the inconvenience. Please be aware that as a Shareholder, your vote is very important and your time is appreciated.” –CLOSE CALL

ANSWERING MACHINE MESSAGE:

“Hello, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of John Hancock Tax-Advantaged Funds. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on March 22, 2013.

Your participation is very important. To vote over the telephone, call toll-free at 1-855-742-8269 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM Eastern Time. Voting takes just a few moments and will benefit all Shareholders.

Thank you for your prompt attention to this matter.”

AUTOMATED ANSWERING MACHINE MESSAGE:

“Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of the John Hancock Tax-Advantaged Funds. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on March 22, 2013.

Your participation is very important. To vote over the telephone, call toll-free at 1-855-742-8269 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM Eastern Time. Voting takes just a few moments and will benefit all Shareholders.

Thank you for your prompt attention to this matter.”

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INBOUND - CLOSED RECORDING:

“Thank you for calling the Broadridge Proxy Services Center for John Hancock Tax-Advantaged Funds. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM to 9:00 PM Eastern Time. Thank you.”

INBOUND - CALL IN QUEUE MESSAGE:

“Thank you for calling the Broadridge Proxy Services Center for the John Hancock Tax-Advantaged Funds. Our proxy specialists are currently assisting other Shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.”

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